Exhibit - p

                                 CODE OF ETHICS

                        THE NORTHQUEST CAPITAL FUND, INC.

Pursuant to the requirements of rule 17j-1 code of ethics under the Investment Company Act of 1940 and in order to protect against certain unlawful acts, prac-tices and courses of business by certain individuals or entities related to the NorthQuest Capital Fund, Inc.(the "Fund"), the Fund hereby adopts the following Code of Ethics and procedures for implementing the provisions of the Code:

    1. As used in this Code of Ethics:
       (i) "Access Person" means a director, officer or advisory person (as defined below) of the Fund;
      (ii) "Advisory person" means any employee of the Fund who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions or duties relate to the making of any such recommendation, and any natural person in a control relation-ship to the Fund who obtained information concerning recommendations made to the Fund with regard to the purchase or sale of any security.
     (iii) "Affiliated person" has the meaning set forth in Section 2(a)(3) of the Investment Company Act of 1940;
      (iv) "Purchase or sale of a security" includes the writing of an option to purchase or sell a security;
       (v) "Security" has the meaning set forth in Section 3(a)(10) of the Securities Exchange act of 1934, as amended;
      (vi) "Portfolio Security" means any security which is being or during the past 5 days has been purchased or sold by the Fund or considered by the Fund for purchase or sale by the Fund; and
     (vii) "Person" means a natural person, partnership, corporation, trust, estate, joint venture, business trust, association, cooperative, government (or any subdivision, branch or agency thereof) govern-mental entity, foundation, or other entity.
    2. No director, officer, employee or other affiliated person or access per-son ("covered person"), or any "member of the immediate family" (as de-fined in Section 2(a)(19) of the Investment Company Act of 1940) of any covered person, shall purchase or sell any security which is a portfolio security, any security convertible into a portfolio security or an option to purchase before or sell after such security, or any security into which a portfolio security is convertible or with respect to which a portfolio security gives its owner an option to purchase or sell such security.
    3. (A) On the 3rd Tuesday of each even month the Fund shall provide each covered person with:
               (i) all securities held as of the end of the previous 3rd Tuesday of even months ("Held securities"}; and
              (ii) all portfolio securities.
       (B) On the same day, each covered person shall provide the Fund with a list of the names and amounts of all securities owned or held by the Fund and also held by such person and/or members of his/her immediate family as of the end of the previous 3rd Tuesday of even months.
    4. No covered person shall disclose, divulge or communicate to any person (other than another covered person), directly or indirectly, any "inside" information regarding the Fund and relating to held securities, portfolio securities or any completed or proposed transactions involving held se-curities and/or portfolio securities.
    5. The Fund shall require that its investment adviser and principal broker adopt Codes of Ethics substantially identical to this Code with respect to the Fund's portfolio securities.
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                                 CODE OF ETHICS

                        THE EMERALD RESEARCH CORPORATION

Pursuant to the requirements of rule 17j-1 code of ethics under the Investment Company Act of 1940 and in order to protect against certain unlawful acts, prac-tices and courses of business by certain individuals or entities related to the Emerald Research Corporation, Inc.(the "Adviser"), the Adviser hereby adopts the following Code of Ethics and procedures for implementing the provisions of the
Code:
    1. As used in this Code of Ethics:
       (i) "Access Person" means a director, officer or advisory person (as defined below) of the Adviser;
      (ii) "Advisory person" means any employee of the Adviser who, in connec-tion with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a secur-ity by the Adviser, or whose functions or duties relate to the making of any such recommendation, and any natural person in a control rela-tionship to the Adviser who obtained information concerning recommen-dations made to the Adviser with regard to the purchase or sale of any security.
     (iii) "Affiliated person" has the meaning set forth in Section 2(a)(3) of the Investment Company Act of 1940;
      (iv) "Purchase or sale of a security" includes the writing of an option to purchase or sell a security;
       (v) "Security" has the meaning set forth in Section 3(a)(10) of the Securities Exchange act of 1934, as amended;
      (vi) "Portfolio Security" means any security which is being or during the past 5 days has been purchased or sold by the Adviser or considered by the Adviser for purchase or sale by the Adviser; and
     (vii) "Person" means a natural person, partnership, corporation, trust, estate, joint venture, business trust, association, cooperative, government (or any subdivision, branch or agency thereof) govern-mental entity, foundation, or other entity.
    2. No director, officer, employee or other affiliated person or access per-son ("covered person"), or any "member of the immediate family" (as de-fined in Section 2(a)(19) of the Investment Company Act of 1940) of any covered person, shall purchase or sell any security which is a portfolio security, any security convertible into a portfolio security or an option to purchase before or sell after such security, or any security into which a portfolio security is convertible or with respect to which a portfolio security gives its owner an option to purchase or sell such security.
    3. (A) On the 3rd Tuesday of each even month the Adviser shall provide each covered person with:
               (i) all securities held as of the end of the previous 3rd Tuesday of even months ("Held securities"}; and
              (ii) all portfolio securities.
       (B) On the same day, each covered person shall provide the Adviser with a list of the names and amounts of all securities owned or held by the Adviser and also held by such person and/or members of his/her immed-iate family as of the end of the previous 3rd Tuesday of even months.
    4. No covered person shall disclose, divulge or communicate to any person (other than another covered person), directly or indirectly, any "inside" information regarding the Adviser and relating to held securities, port-folio securities or any completed or proposed transactions involving held securities and/or portfolio securities.
    5. The Adviser shall require that its mutual fund and principal broker adopt Codes of Ethics substantially identical to this Code with respect to the Adviser's portfolio securities.
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